EXHIBIT 23

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No.33-59267) of Caterpillar Financial Services Corporation of our report dated
January 18, 1996 appearing on Page 15 of this Form 10-K.





PRICE WATERHOUSE LLP


New York, New York
March 21, 1996